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                      UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549



                       FORM 8-K

                    CURRENT REPORT

              Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934







Date of Report (Date of earliest event reported)  January 13, 1998
                   GAMING VENTURE CORP., U.S.A.
         (Exact name of registrant as specified in its charter)

                   GAMING VENTURE CORP., U.S.A.
         Exact name of Registrant as specified in its charter)

          NEVADA                                               22-3378922
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization                            Identification Number)

177 Main Street, Suite 312, Fort Lee, NJ                          07024
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:   (201) 927-4642









Item 1.   Changes in Control of Registrant

Item 2.   Acquisition or Disposition of Assets.     On January 13, 1998,
the Company agreed to issue 3,000,000 shares of its common stock, par value $001 in exchange for all of the outstanding Common stock of Casino Journal
Publishing Group.    Current exchanging shareholders of Casino Journal
Publsihing Group shall be issued an additional amount of common shares (up to 1,500,000 shares) upon reaching revenues of $8 million in 1998 and $9
million in 1999.   Additionally, the Company shall grant the exchanging
shareholders options to purchase 380,000 shares of its common stock at an exercise price of $3.3125 per share.

Item 3. Bankruptcy or Receivership.     None.

Item 4. Changes in Registrant's Certifying Accountant.     No.

Item 5. Other Events.     None.

Item 6. Resignation of Registrant's Directors.     None.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. To be filed on or before March 29, 1998

(b)     Pro forma financial information. To be filed on or before March 29,
1998


(c)     Exhibits.   Exchange of Stock/Purchase Agreement

Item 8. Change in Fiscal Year.     None.

                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



              Gaming Venture Corp., U.S.A.
              (Registrant)

              By: Alan Woinski, President
              ----------------------------

Date:              January 26, 1998